EXHIBIT (g)(2)(b)


              RETIREMENT PLAN CUSTODIAL AND ADMINISTRATIVE SERVICES
              -----------------------------------------------------
                                    AGREEMENT
                                    ---------

     THIS AGREEMENT is made and entered into as of December 19, 2007, by and between ACCESSOR FUNDS, INC. ("Company"), ACCESSOR CAPITAL MANAGEMENT, LP ("Agent") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company ("State Street").

     WHEREAS, Company desires to name State Street as custodial trustee without discretionary trust powers and/or a custodian (in either or both capacities a "Custodian") for individual retirement accounts, simplified employee pension plans, 403(b)(7) custodial accounts and defined contribution retirement plans (whether or not "qualified" under the Internal Revenue Code of 1986 ("Code") and whether or not subject to the Employee Retirement Income Security Act of 1974 ("ERISA")) (all such accounts and plans are herein referred to collectively as "Plans") which Company sponsors, or may hereafter sponsor, for participants to invest solely in shares of the Company's investment portfolio or portfolios; and

     WHEREAS, Agent maintains the shareholder accounts and records for the Company's investment portfolio or portfolios; and

     WHEREAS, State Street desires (i) to serve as Custodian with respect to Plans approved by State Street, and (ii) appoint Agent as its agent to perform all the recordkeeping, reporting, accounting and other administrative duties and functions of a ministerial character required of State Street as custodian (the "Duties"); and

     WHEREAS, Company and State Street desire that Agent perform the Duties in order to expedite the performance of such Duties and better serve participants in such Plans; and

     WHEREAS, Agent desires to perform the Duties as an agent of State Street;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

     1. State Street shall serve as Custodian for Plans sponsored by the Company which State Street approves as hereinafter provided. Company and State Street agree to evidence their agreement for State Street to act as such with respect to each Plan approved by State Street by executing a Retirement Plan Custodial Services Confirmation substantially in the form attached hereto as Exhibit A ("Confirmation"), and each party agrees to execute such further documents evidencing such agreement as may be reasonably requested by either party from time to time. As to each Plan, the "Effective Date" for purposes hereof shall be the date specified as such in the Confirmation for such Plan. State Street certifies that it is qualified to act as Custodian for the Plans under the requirements of the Code.

     2. No Plan shall provide for State Street to serve as Custodian for any assets whatsoever other than shares of the Company. In no event shall any Plan provide for State Street (i) to have or exercise any discretionary authority or discretionary control whatsoever respecting management of the Plan or any authority or control respecting management or disposition of any assets of the Plan; (ii) to render or have authority or responsibility to render investment advice with respect to assets of the Plan;
(ii) to render or have authority or responsibility to render investment advice with respect to any moneys or other property of any Plan; or (iii) to have or exercise any discretionary authority or discretionary responsibility in the administration of any Plan. No Plan shall provide for State Street to be, and in no event shall State Street be deemed to be, a "fiduciary" as defined in ERISA.

     3. State Street shall serve as Custodian with respect to the Company only during such period of time as the Company maintains its shareholder accounts and records on the computerized mutual fund recordkeeping system of Accessor Capital Management, LP (the "System"). State Street shall have full access, during business hours and at other reasonable times upon request, to and use of all accounts and records relating to accounts on which State Street is named custodian or trustee and which are maintained on the System for purposes of performing its duties and obligations as such custodian or trustee. In addition, State Street, its auditors and accountants, and to the extent required by law its regulatory authorities, shall have full access during business hours and at other reasonable times upon request, to all such accounts and records for purposes of audit, examination, and testing and verifying compliance with the terms of the Plans and any other applicable governing documents, all applicable requirements of law and all applicable accounting standards relating to Internal Revenue Service and Securities and Exchange Commission regulations and requirements. Company hereby authorizes and instructs Accessor Capital Management, LP, as Agent, to provide such access to State Street and to permit State Street to make use of such accounts and records upon demand. The Company acknowledges and agrees that State Street may appoint agents and subcontractors with respect to servicing such accounts if Agent is unable to perform any or all of the Duties under this Agreement. The provisions of this paragraph shall continue after the termination of System and other services provided by Agent to the Company for so long as such access to and use of such accounts and records may be reasonably required by State Street. Further, Company shall deliver to State Street a Consent and Authorization substantially in the form attached hereto as Exhibit B. State Street's agreement to serve as Custodian hereunder shall not be effective as to the Company until State Street has received such Consent and Authorization executed by the Company.

     4. State Street hereby appoints Agent as its administrative services agent and Agent hereby accepts such appointment and accordingly assumes responsibility for the performance of all Duties required in the proper administration of all existing and future Plans established by Account Holders/Sponsors with respect to which State Street has been designated as, and has agreed in writing to serve as, Custodial Trustee/Custodian. In performing its Duties, Agent agrees to comply fully with all applicable requirements pertaining thereto including, without limitation, the laws, rules and regulations under which such Plans are regulated and/or qualified, and the terms and conditions of each of the Plans serviced. Agent agrees to comply with any reasonable requests or instructions from State Street with respect to performance of the Duties. Subject to the terms, conditions and limitations of the Plans covered hereby, Agent shall have and is accordingly granted full power and authority to do, and hereby agrees to do, every act or thing required to perform properly and fully its Duties including, without limitation, such Duties as described on Exhibit D attached hereto and incorporated by reference. Agent shall not be authorized to, and accordingly agrees not to, take or omit any action except in accordance with the written direction of State Street or of an authorized Plan representative or participant acting in accordance with the terms of the Plans, if the taking or omission of such action involves the exercise of any discretionary authority with respect to the management or control of the assets of the Plans. Agent agrees to create and maintain at all times at its own expense complete records of all transactions and other actions made or taken by it in the performance of its Duties, to hold in its files originals or copies of all documents received in support or justification of such transactions and other actions, and to create and maintain backup and recovery systems and procedures. Upon State Street's reasonable request, Agent agrees to submit such records and documents for audit or examination by State Street, by State Street's accountants or by examiners of any supervisory authority to which State Street is subject. Agent agrees that it is responsible for assuring proper dispatch and the accuracy and completeness of any and all information, data, documents or instruments provided or required to be provided to any third parties in the name or on behalf of State Street, including, but not limited to, any filings with the Internal Revenue Service required by the Code or the regulations thereunder and any filings with any other governmental entity.

     5. Company shall submit to State Street for approval all documents establishing Plans for which Company wishes for State Street to serve as Custodian. "Plan Documents" shall include such documents, any and all related application forms, adoption agreements, transfer request forms, disclosure statements, Plan loan-related documents, beneficiary designation forms, trust or custody agreements, any other Plan-related documents, and any and all amendments, modifications and supplements thereto which Company may propose to use from time to time. State Street shall not become the Custodian of any Plan unless and until it has approved the applicable Plan Documents in writing as evidenced by its execution of the Confirmation referencing the same, and State Street shall not be deemed to have accepted and agreed to any subsequent amendment, modification or supplement to any Plan Document unless and until it has approved the same in writing. State Street's review and approval of all Plan Documents is solely for State Street's benefit, and Company shall bear full responsibility for the form and content thereof and compliance with all applicable laws, rules and regulations, as amended from time to time. Company shall be responsible for acquiring, at Company's sole expense, Internal Revenue Service determination letters ("IRS Letters") with respect to all Plans for which such determination letters are required by the Code and shall promptly provide State Street copies thereof.

     6. Company and Agent agree to provide to each Plan all notices and other information which State Street is required to provide with regard to the Plans. Such notices and information shall be provided in physical and electronic form, including postings on Company's website, as required in order to comply with new or amended laws, rules and regulations.

     7. Company and Agent agree to comply with all requirements of the Electronic Signatures in Global and National Commerce Act and other state and federal laws, regulations and regulatory interpretations in effect from time to time that pertain to electronic contracts, notices, disclosures and other documents and records and electronic signatures, to the extent Company determines to utilize the same in connection with the establishment and administration of Plans and associated accounts.

     8. Company shall be solely responsible for all costs and expenses (i) of preparing, printing and distributing all Plan Documents and amendments, modifications and supplements thereto, including but not limited to costs and expenses necessary in order to comply with new or amended laws, rules and regulations, (ii) of preparing, printing and distributing all notices and other information which State Street is required to provide with regard to the Plans, and (iii) related to or arising from any merger, reorganization, dissolution, termination or other organizational change involving any Plan or Company.

     9. With respect to all existing and future Plans (if any) in existence with enrolled participants prior to the Effective Date with respect thereto (including but not limited to Plans associated with any investment companies hereafter acquired):

          (i) Company, at its sole expense, shall in a timely manner obtain the removal or resignation of any prior trustee or custodian, modify and amend Plan Documents as necessary to name State Street as Custodian and give all notices, obtain all approvals and take such other steps as may be required in connection therewith under the Plan Documents and applicable laws, rules and regulations.

          (ii) Except as provided in the next paragraph, Company, at its sole expense, shall cause to be prepared, mailed, distributed and filed all tax reports, information returns and other documents required by the Code with respect to Plan accounts ("Returns"), and shall cause to be withheld and paid all taxes relating to such accounts, with respect to the portion of the calendar year during which the Effective Date occurs which is prior thereto.

          (iii) If and to the extent necessary to permit performance of all duties and obligations of the Custodian, Company, at its sole expense, shall transfer or cause to be transferred onto the System to the maximum extent possible, and shall otherwise deliver or cause to be delivered to the transfer agent or other agent(s) which will perform shareholder account recordkeeping and servicing functions with respect to Plan accounts after the Effective Date, all relevant records previously maintained with respect to the accounts of participants in such Plans.

          (iv) State Street shall have no responsibility for, and Company agrees, except to the extent (if any) prohibited by ERISA, to indemnify and hold harmless State Street from and against, any and all losses, liabilities, claims, demands, actions, suits and expenses (including reasonable attorneys' fees and penalties and other sums assessed by any Government Authority) arising out of or resulting from (a) any acts, omissions or errors of any previous trustee or custodian, including but not limited to its failure to file or mail any Returns, withhold or pay any taxes, or file any schedules or other required information, (b) any error, omission, inaccuracy or other deficiency in the Plan participant account records or other relevant records created and maintained prior to the Effective Date, or (c) costs and expenses of enforcing Company's obligations and agreements hereunder.

     10. Company shall maintain the confidentiality of any customer information related to a Plan or its participants, and shall provide adequate security to protect against any unauthorized access to such information or to the account of any Plan, whether such accounts and information are maintained and accessed in electronic or physical form.

     11. Agent agrees to use non-public personal information regarding the Plans and participants ("Customer Information) solely for the purpose of performing its obligations under Agreement. Agent agrees that it shall not use, reuse, or disclose to any person or entity any Customer Information except for the purposes provided for in the Agreement. To the extent applicable, Agent agrees that it will implement appropriate measures designed to meet the objectives of Securities and Exchange Commission Regulation S-P, and will comply with all other federal and state laws, regulations and regulatory authority guidelines and interpretations relating to confidentiality and privacy of records such as these to be maintained by Agent in connection with the Duties. Agent further agrees to require any third party subservicer used by Agent in accordance with the terms of the Agreement to also agree in writing to establish and maintain such controls and measures and to maintain the confidentiality of such Customer Information to the same extent required of Agent.

     12. As compensation for its services as Custodian as provided for in this Agreement, the Company agrees that State Street shall be paid the fees set forth in Exhibit C attached hereto, as the same may be amended from time to time by mutual agreement of the parties.

     13. Subject to any longer notice periods required by the Plan Documents, Company may remove State Street, and State Street may resign, as Custodian of any or all the Plans by providing sixty (60) days written notice to the other party, Such resignation or removal shall be deemed to also be effective to cause the termination of the administrative services arrangement and between State Street and Agent. In the event of such removal or resignation, Company, at its sole expense, shall in a timely manner appoint a successor trustee or custodian, modify and amend Plan Documents as necessary to delete all references to State Street, and give all notices, obtain all approvals and take such other steps as may be required in connection therewith under the Plan Documents and applicable laws, rules and regulations.

     14. Except to the extent (if any) prohibited by ERISA, and except to the extent resulting from the negligence or willful misconduct of State Street, Company agrees to indemnify and hold harmless State Street from and against any and all losses, liabilities, claims, demands, actions, suits and expenses whatsoever (including reasonable attorneys' fees, penalties and other sums assessed by any Government Authority, and all costs and expenses of enforcing Company's obligations and agreements hereunder) arising out of resulting from or in connection with (i) the Plans and Plan Documents, (ii) the appointment of and service by State Street as Custodian therefor, (iii) any acts, omissions or errors of any successor trustee or custodian (including but not limited to its failure to file or mail any Returns, reports, schedules or other required documentation, or withhold or pay any taxes) or of any Plan administrator, co-trustee or other fiduciary, (iv) any instructions given by or on behalf of the Company, or any policies, procedures or practices adopted or followed by the Company or, the Company's transfer or other shareholder servicing agent(s) (other than State Street), with respect to shareholder account recordkeeping and servicing which impacts Plan accounts, or (v) the failure of Company to perform any of its obligations hereunder.

     15. Agent shall indemnify and hold harmless Company and State Street from and against any and all losses, liabilities, claims, demands, actions, suits and expenses whatsoever (including reasonable attorney fees, penalties and other sums assessed by any federal, state or local governmental agency including but not limited to the Internal Revenue Service and the United States Department of Labor and equivalent state and local agencies (if any), and all costs and expenses of enforcing Agent's obligations and agreements hereunder) arising out of, resulting from or in connection with the agency relationship created hereby, any acts, omissions or errors by Agent in the performance of the Duties or any breach by Agent of the terms of this Agreement.

     16. Agent agrees to maintain insurance in such coverage and amounts as is reasonable and customary in its industry.

     17. Agent understands and agrees that as agent for State Street it is subject to regulation and examination by those federal and state bank regulatory authorities which regulate State Street to the same extent as would be State Street if it performed the Duties on its own premises.

     18. This Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the Commonwealth of Massachusetts, without reference to the conflicts of laws principles thereof.

     19. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party hereto, whether voluntarily, involuntarily or by operation of law, without the prior written consent of the other, such consent not to be unreasonably withheld, except to entities controlled by, under common control with or controlling the assigning party, provided that such assignee has financial capacity at least equal to that of the assignor. The foregoing restriction on assignment shall not preclude either party from appointing agents and delegating responsibilities hereunder to such agents. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

     20. The provisions for indemnification extended hereunder are intended to and shall continue after and survive the expiration, termination or cancellation of this Agreement. All rights and remedies of each party hereunder shall be cumulative of all other rights and remedies which may be available to such party.

     21. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by each party hereto.

     22. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     23. If any provision of this Agreement shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement shall not be affected thereby, and every provision of this Agreement shall remain in full force and effect and shall remain enforceable to the fullest extent permitted by applicable law.

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

     24. Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and between Company and State Street, or between State Street and Agent.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written by their respective duly authorized officers.

STATE STREET BANK AND                    ACCESSOR FUNDS, INC.
TRUST COMPANY

By:    /s/ Michael A. Ravnsborg          By:    /s/ Christine J. Stansbery
       ------------------------------           -------------------------------

Name:  Michael A. Ravnsborg              Name:  Christine J. Stansbery
       ------------------------------           -------------------------------

Title: Vice President                    Title: Secretary
       ------------------------------           -------------------------------



ASSESSOR CAPITAL MANAGEMENT, LP

BY: ACCESSOR CAPITAL CORP.,
       ITS MANAGING GENERAL PARTNER

By:    /s/ Christine J. Stansbery
       ------------------------------

Name:  Christine J. Stansbery
       ------------------------------

Title: Secretary
       ------------------------------




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



                                    EXHIBIT A
                                    ---------

                 RETIREMENT PLAN CUSTODIAL SERVICES CONFIRMATION

This confirms that ACCESSOR FUNDS, INC. ("Company") has designated, and hereby designates, STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company ("State Street"), as custodial trustee without discretionary trust powers/custodian under the Traditional, Roth, SEP and SIMPLE individual retirement accounts/Coverdell education savings accounts/403(b) plans/qualified retirement plans ("Plans") sponsored by Company, which are created and governed by the following described Plan documents:

     o Accessor Funds Traditional IRA Individual Retirement Custodial Account Plan document kit

     o Accessor Funds Roth IRA Roth Individual Retirement Custodial Account Plan document kit

     o Accessor Funds Coverdell ESA Education Savings Account Plan document kit

     o Accessor Funds SIMPLE IRA SIMPLE Individual Retirement Custodial Account Plan document kit

State Street has accepted, and hereby accepts, such appointment and certifies that it is qualified to act as such under the applicable provisions of the Internal Revenue Code of 1986, as amended.

This agreement is made under and subject to the terms of that certain Retirement Plan Custodial and Administrative Services Agreement by and between Company, State Street and Agent dated as of __________ (the "Agreement"), which is hereby incorporated herein by reference.

The Effective Date of this agreement for purposes of the Agreement shall be
__________.

IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their respective duly authorized officers.


STATE STREET BANK AND                    ASSESSOR CAPITAL MANAGEMENT, LP
TRUST COMPANY
                                         BY: ACCESSOR CAPITAL CORP.,
                                             ITS MANAGING GENERAL PARTNER

By:    /s/ Michael A. Ravnsborg          By:    /s/ Christine J. Stansbery
       ------------------------------            ------------------------------

Name:  Michael A. Ravnsborg              Name:  Christine J. Stansbery
       ------------------------------           -------------------------------

Title: Vice President                    Title: Secretary
       ------------------------------           -------------------------------

                                    EXHIBIT B
                            CONSENT AND AUTHORIZATION
                            -------------------------

In consideration of State Street Bank and Trust Company ("State Street") serving as custodian and/or custodial trustee for the Accounts (as hereinafter defined), Accessor Funds, Inc. ("Company") agrees that State Street shall have full access, during business hours and at other reasonable times upon request, to and use of all accounts and records relating to Accounts which are maintained on the computerized mutual fund shareholder recordkeeping system of Accessor Capital Management, LP, ("Agent") as System provider for purposes of performing its duties and obligations as such custodian and/or custodial trustee. In addition, State Street, its auditors and accountants, and to the extent required by law its regulatory authorities, shall have full access during business hours and at other reasonable times upon request to all such accounts and records for purposes of audit, examination, and testing and verifying compliance with all applicable requirements of law, all applicable accounting standards, and the terms of the retirement plan documents, trust and custody agreements and other applicable governing documents relating to the Accounts.

Agent is authorized and instructed, and hereby agrees and consents to provide such access to State Street and to permit State Street to make use of such accounts and records upon demand. Company acknowledges and agrees that Agent may serve as agent and sub-contractor of State Street with respect to the Accounts.

The provisions of this Consent and Authorization shall continue after the termination of System and other services provided by Agent to the Company and State Street for so long as such access to and use of such accounts and records may be reasonably required by State Street.

The term "Accounts" shall mean all individual retirement accounts, simplified employee pension plan accounts, Coverdell education savings accounts, 403(b)(7) custodial accounts, Keogh accounts, defined contribution retirement plan accounts and other accounts of any type for which State Street may from time to time be named as custodian or trustee which contain shares issued by the undersigned investment company.

This Consent and Authorization is irrevocable in every respect, shall be binding upon the undersigned and its successors and assigns and shall inure to the benefit of State Street and Agent and their respective successors and assigns.

ACCESSOR FUNDS, INC.                     ASSESSOR CAPITAL MANAGEMENT, LP

                                         BY: ACCESSOR CAPITAL CORP.,
                                             ITS MANAGING GENERAL PARTNER

By:    /s/ Christine J. Stansbery        By:    /s/ Christine J. Stansbery
       ------------------------------           -------------------------------

Name:  Christine J. Stansbery            Name:  Christine J. Stansbery
       ------------------------------           -------------------------------

Title: Secretary                         Title: Secretary
       ------------------------------           -------------------------------

                                    EXHIBIT C
                                    ---------

                                  FEE SCHEDULE
                                  ------------

$10,00 per account per year or any portion of a year in which an account is open, to be paid annually.

                                    EXHIBIT D
                                    ---------

                          PARTIAL DESCRIPTION OF DUTIES
                          -----------------------------

     1. Receiving and processing adoption agreements, applications, beneficiary designations and other similar forms and instructions.

     2. Receiving and processing Plan contributions and instructions for the allocation of such contributions.

     3. Receiving, processing and forwarding to State Street the fees payable to State Street for serving as custodian or custodial trustee.

     4. Requesting, receiving and accepting or rejecting instructions and documentation from Account Holders/Sponsors and Plan participants which are required in accordance with the terms of the Plans to establish accounts or to effect exchanges between and among investments.

     5. Liquidating Plan assets and distributing proceeds realized from such liquidation, as authorized in writing by the authorized representatives of the Plans.

     6. Receiving and processing finals and other written or oral instructions by Plan participants or Account Holders/Sponsors for the transfer or rollover of assets from the Plans to other eligible retirement plans.

     7. Receiving and processing transfers of assets or rollovers from other eligible retirement plans, including processing of the related wire transfers, checks, instructions and other documents and instruments.

     8. Distributing to participants Fund prospectuses, Plan documents and proxy statements, and soliciting proxies from participants and otherwise processing such proxies.

     9. Engaging the service of agents whom it may deem advisable to assist it with the performance of its Duties provided, however, that Agent shall retain full responsibility for the acts and omissions of any such agents.

     10. Processing and storing participant requests and account transactions.

     11. Storing Account Holder/Sponsor arid Plan participant original documents (e.g., applications and signature cards).

     12. Responding to and otherwise handling all oral and written Account Holder/Sponsor and Plan participant inquiries and requests regarding the Plan documents, the Plans and participant accounts therein, including, but not limited to, questions regarding the processing of the Plan accounts and the performance by the Agent of its Duties.

     13. Responding to and otherwise handling all legal process relating to the Plans or participant accounts therein, including, but not limited to subpoenas, document summonses, attachments, levies and domestic relations orders.

     14. Maintaining and accounting for the Plans and for participants and accounts as a part thereof.

     15. Processing benefit payments and withdrawals as directed by the authorized representatives of the Plans, including the withholding and submission of any taxes as required by law and the generation and submission to all participants and the Internal Revenue Service of all information returns and other reports required by the Code and regulations thereunder relating to such benefit payments and withdrawals.

     16. Providing to participants and filing with the Internal Revenue Service statements of account value as required by law.

     17. Processing and maintaining all participant loans, including the generation of checks for new loans, the recordkeeping of interest and principal payments, and the generation and submission of all information returns and other reports required by the Code and regulations thereunder relating to such loans.

     18. Providing to Account Holders/Sponsors information necessary to prepare the annual Internal Revenue Service Form 5500 and related schedules as required by the Internal Revenue Service and the United States Department of Labor.

     19. Ensuring compliance by the Plans with the requirements of Section 404(c) of ERISA (relating to participant-directed accounts), and the regulations thereunder, where applicable.

     20. Executing as agent of State Street (a) letters of acceptance accepting rollovers and transfers of assets to Plans from other retirement plans, provided, however, that such letters shall merely recite that State Street is qualified under the Code to accept such transfers and that the assets received will be held in an eligible retirement account on behalf of the named participant, and (b) Internal Revenue Service Form 5500 Schedules P (Annual Return of Fiduciary of Employee Benefit Trust) with respect to the Plans.

     21. Complying with all requirements of the Electronic Signatures in Global and National Commerce Act effective October 1, 2000, and other state and federal laws, regulations and regulatory interpretations as in effect from time to time that pertain to electronic contracts, notices, disclosures and other documents and records and electronic signatures, to the extent Agent determines to utilize the same in connection with establishing and administering Plans and associated recordkeeping, and establishing and enforcing appropriate policies and procedures and utilizing secure computer systems in connection therewith.